EXHIBIT 3.2


                                    BYLAWS

                                      OF

                     STRUCTURED ASSET FUNDING CORPORATION
                     ------------------------------------

                                  ARTICLE I
                                   OFFICES
                                   -------

     Section 1.1. Principal Office.  The principal office of the Corporation
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shall be at 3131 One Main Place, Dallas, Texas 75250.  The registered  office in the State of Delaware will be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company.

     Section 1.2. Other Offices.  The Corporation may have offices at such
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other place  or  places as  from time  to  time the  Board  of Directors  may determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 2.1. Annual Meetings.  The annual meeting of the stockholders
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for the election of directors and for the transaction of such  other business as may come before the meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

     Section 2.2. Special Meetings.  Special meetings of the stockholders for
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any  purpose or  purposes, unless  otherwise  prescribed by  statute, may  be called at any time by the President or by order of the Board of Directors and shall be called by the President or Secretary upon the request in writing of a stockholder or stockholders holding of record at least one-fourth of the outstanding shares of stock of the Corporation entitled to vote at such
meeting.   Any such  written request of  a stockholder  or stockholders shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary.

     Section 2.3. Place of Meeting.  Each meeting of stockholders of the
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Corporation,  whether annual or  special, shall be  held on such  date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting.

     Section 2.4. Notice of Meetings.  Except as otherwise provided by law,
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notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him or her personally, or by mailing such notice in a postage prepaid envelope addressed to him or her at his or her post office address furnished by him or her to the Secretary of the Corporation for such purpose, or, if he or she shall not have furnished to the Secretary of the Corporation his or her address for such purpose, then at his or her post office address last known to the Secretary of the Corporation. Each such notice shall state the purpose or purposes for which the meeting is called, and the date and time when, and the place where such meeting is to be held. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

     Section 2.5. Quorum.  At each meeting of the stockholders, except where
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other provision is made by law, the  presence, in person or by proxy, of  the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall constitute a quorum for
the transaction of  business.   In the  absence of  a quorum,  a majority  in
interest of the stockholders of the Corporation present in person or by proxy and entitled to vote or, in the absence of any stockholder entitled to vote, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or
represented.   At  any such  adjourned  meeting at  which a  quorum  shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.6. Voting.  At each meeting of the stockholders, every
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stockholder of  record of the  Corporation entitled  to vote at  such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his or her name on the books of the Corporation (a) on the date fixed pursuant to Section 7.3 of the Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or (b) if no such record date shall have been fixed, then as of the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Any vote on stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, including without limitation a telegraph or a cable, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation of the Corporation) shall be decided by a majority of the votes cast by the holders of the stock present in person or by proxy and entitled to vote thereat, a quorum being present.

     Section 2.7. List of Stockholders.  It shall be the duty of the
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Secretary or other  officer of the Corporation  who shall have charge  of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders for the election of directors of the Corporation, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least 10 days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. Upon the willful neglect or refusal of the directors to produce such list at any election, they shall be ineligible for any office at
such election.   The  original or duplicate  stock ledger  shall be  the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

     Section 2.8. Judges of Election.  The Board of Directors may appoint
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judges of election to serve at any election of directors  and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officers at the meeting.

                                 ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

     Section 3.1. General Powers.  The property, affairs and business of
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the Corporation shall be managed by or under the direction of the Board of
Directors.

     Section 3.2. Number, Election, Qualifications and Term of Office.
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The number of directors shall be as fixed from time to time by resolution of the Board of Directors or stockholders (and such resolutions of either the Board of Directors or stockholders being subject to the later resolution of either of them). Until changed as provided herein, the initial Board of Directors and all subsequent boards of directors shall consist of that number of directors set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, directors shall be elected by a plurality of the votes of the stockholders entitled to vote at each meeting of stockholders for the election of a director or directors. Directors need not be stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

     Section 3.3. Resignation.  Any directors of the Corporation may
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resign at any time by giving written notice to the President or to the
Secretary of the Corporation. The resignation of any director shall take ef-fect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4. Removal of Directors.  Any director or the entire Board
                  --------------------
of Directors may be removed, either with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, except in the case that the Certificate of Incorporation of the Corporation provides for cumulative voting, then if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled by a plurality of the votes of the stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board of Directors.

     Section 3.5. Vacancies.  Any vacancy in the Board of Directors caused
                  ---------
by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining directors (though less than a quorum), unless filled by the stockholders pursuant to Section 3.4 hereof; and each director so chosen shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation of removal.

     Section 3.6. Place of Meetings, Etc.  Except as otherwise
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specifically provided by law, the Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

     Section 3.7. First Meeting.  Within thirty (30) days after each
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annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting shall be given in the manner hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     Section 3.8. Regular Meetings.  Regular meetings of the Board of
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Directors may be held at such places and at such times as the Board shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given, provided that, whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business.

     Section 3.9. Special Meetings; Notice.  Special meetings of the Board
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of Directors shall be held whenever called by the President or by one of the directors. At least three calendar days before the day on which any special meeting is to be held, notice of such meeting shall be sent to each director by first class mail, addressed to him or her at his or her residence or usual place of business, or shall be sent to him or her at such place by telegraph, cable or wireless or shall be delivered personally or by telephone at least one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not be given to any director who shall be present at such meeting or who shall, either before or after such meeting, waive notice of such meeting in writing or by telegram, radio, cable or telephone; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors of the Corporation then in office shall be present thereat.

     Section 3.10. Quorum and Manner of Acting.  Except as otherwise
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provided by statute or by these Bylaws, one-third of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, except as required by law.

     Section 3.11. Remuneration.  Directors shall receive such reasonable
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compensation for their services, as such, whether in form of a salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

     Section 3.12. Action by Consent.  Unless otherwise restricted by the
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Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.13. Telephonic Meetings.  Unless otherwise restricted by
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the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                  ARTICLE IV
                                  COMMITTEES
                                  ----------

     Section 4.1. Designation of Committees, Alternate Members and Term of
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Office.  The Board of Directors may, by resolution passed by a majority of
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the whole Board, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or members of a committee, and in the event there are not sufficient alternate members present at such meeting, the member or members thereof, including alternates, present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

     Section 4.2. Powers of Committees.  Any committee designated by the
                  --------------------
Board of Directors pursuant to Section 4.1 hereof, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 4.3. Meetings, Notices and Records.  Each committee may
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provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of is members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or here residence or usual place of business, at least one day before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him or her at such place, or telephoned or delivered to him or her personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radio, cable or other writing.
Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

     Section 4.4. Quorum and Manner of Action.  At each meeting of any
                  ---------------------------
committee the presence of one-third of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

     Section 4.5. Resignations.  Any member of a committee may resign at
                  ------------
any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

     Section 4.6. Removal.  Any member of any committee may be removed at
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any time by the Board of Directors with or without cause.

     Section 4.7. Vacancies.  If any vacancy shall occur in any committee
                  ---------
by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

     Section 4.8. Compensation.  Committee members shall receive such
                  ------------
reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from servicing the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE V
                                   OFFICERS
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     Section 5.1. Number.  The officers of the Corporation shall be a
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President, one or more Executive Vice Presidents, one or more Vice
Presidents, a Secretary, a Treasurer and, if the Board shall so elect, such other officers and agents as may be appointed by the Board of Directors pursuant to Section 5.3 hereof. Any two or more offices may be held by the same person.

     Section 5.2. Election, Term of Office and Qualifications.  The
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officers shall be elected annually by the Board of Directors and, except in the case of officers appointed in accordance with the provisions of Section
5.3 hereof, each shall hold office until the next annual election of officers or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

     Section 5.3. Other Officers.  The Corporation may have such other
                  --------------
officers and agents as may be deemed necessary by the Board of Directors, including without limitation one or more Assistant Secretaries and one or more Assistant Treasurers. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 5.4. Resignations.  Any officer may resign at any time by
                  ------------
giving written notice of his or her resignation to the Board of Directors, to the President or to the Secretary of the Corporation. Unless otherwise specified in such written notice, any such resignation shall take effect at the time of receipt thereof by the Board of Directors or any such officer.

     Section 5.5. Removal.  Any officer specifically designated in Section
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5.1 hereof may be removed, either with or without cause, by a vote of majority of the whole Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 5.3 hereof may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power or removal shall have been conferred by the Board of Directors.

     Section 5.6. Vacancies.  A vacancy in any office by reason of death,
                  ---------
resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

     Section 5.7. The President.  The President shall be the chief
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executive officer of the Corporation and, subject to control by the Board of
Directors, shall have general charge of the business, affairs and property of the Corporation and control over its several officers. He or she shall preside at all meetings of the stockholders and of the Board of Directors and of the Executive Committee at which he or she shall be present. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may sign, with the Secretary or any other officer thereunto duly authorized by the Board of Directors, certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the Executive Committee or by the Executive Committee. The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties and shall make such reports to him or her as he or she may from time to time require.

     Section 5.8. Executive Vice Presidents.  In the event of the death,
                  -------------------------
absence, unavailability or disability of the President or at the request of the President, the Executive Vice President or, in case there shall be more than one Executive Vice President, the Executive Vice President designated by the President (or in the absence of such designation, the Executive Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Executive Vice Presidents shall possess the same power as the President to sign all certificates, con-tracts, obligations and other instruments of the Corporation. Any Executive Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the Executive Committee or by the President.

     Section 5.9. The Vice Presidents.  The Vice Presidents shall exercise
                  -------------------
such powers as may be assigned to them from time to time by the Board of Directors or by the Executive Committee or by the President.

     Section 5.10. The Secretary and the Assistant Secretaries.  The
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Secretary shall:

     (a) Keep the minutes of the meetings of the stockholders, the Board of Directors and the Executive Committee, and cause the same to be recorded in books provided for that purpose;

     (b) Prepare, or cause to be prepared, and submit to the Chairman of each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the number of shares of stock held by each;

     (c) See that all notices are duly given in accordance with provisions of these Bylaws or as required by statute;

     (d) Be custodian of the records of the Corporation, the Board of Directors and the Executive Committee, and of the seal of the Corporation; see that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized, and attest the seal when so affixed;

     (e) See that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed;

     (f) In general, perform all duties and have all powers incident to the office of the Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President;

     (g) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

     (h) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto; and

     (i) Sign (unless the Treasurer or any Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the corpo-ration the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature).

     At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary.

     Section 5.11. The Treasurer and the Assistant Treasurers.  The
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Treasurer shall:

     (a) Have charge of and supervision over and be responsible for the funds, including the borrowing thereof, the securities, receipts and disbursements of the Corporation;

     (b) Cause all moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or Executive Committee, or pursuant to authority conferred by the Board of Directors or Executive Committee;

     (c) Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation;

     (d) Cause to be taken and preserved proper vouchers for all moneys disbursed;

     (e) Cause to be kept correct books of account of all the business and transactions of the Corporation and upon application cause such books of account to be exhibited to any director;

     (f) Render to the President, the Board of Directors of the Executive Committee, whenever requested, an account of the financial conditions of the Corporation and of his or her transactions at Treasurer;

     (g) Be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

     (h) Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corpo-ration the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

     (i) In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President.

     At the request of the Treasurer or, in his or her absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors or by the Executive Committee or by the President shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

     Section 5.12. Salaries.  The salaries of the officers shall be fixed
                   --------
from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3 hereof. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

     Section 5.13. Surety Bonds.  If the Board of Directors shall so
                   ------------
require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hand.

                                  ARTICLE VI
                CONTRACTS, CHECKS, LOANS, DEPOSITS AND PROXIES
                ----------------------------------------------

     Section 6.1. Contracts, Checks, Etc.  All contracts and agreements
                  -----------------------
authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as may,from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances. The President, an Executive Vice President or a Vice President and the Treasurer shall have the power and authority to bind the Corporation by contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount; and no other officer, agent or employee of the Corporation shall have any such power and authority unless so designated by the Board of Directors or in or pursuant to the provisions of these Bylaws.

     Section 6.2. Proxies in Respect of Securities of Other Corporations.
                  ------------------------------------------------------
Unless otherwise provided by resolution adopted by the Board of Directors, the President or an Executive Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Executive Vice President may instruct the person or persons so appointed as to the manner or exercising such powers and rights and the President or any Executive Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, power of attorney or other written instruments as he or she may deem necessary in order that the Corporation may exercise such powers and rights.

     Section 6.3. Deposits.  All funds of the Corporation not otherwise
                  --------
employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

                                 ARTICLE VII

                            CERTIFICATES OF STOCK
                            ---------------------

     Section 7.1. Form; Signature.  The certificates of stock of the
                  ---------------
Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President, an Executive Vice President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

     Section 7.2. Transfer.  Transfers of stock shall be made on the books
                  --------
of the Corporation only by the person named in the certificate or by his or her attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     Section 7.3. Record Dates.  In order that the Corporation may
                  ------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, in its discretion, fix, in advance, a record date, which shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstand-ing the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 7.4. Closing of Transfer Books.  The Board of Directors may
                  -------------------------
close the transfer books in its' discretion for a period not exceeding 60 days preceding any meeting, annual or special, of the stockholders or the day appointed for the payment of a dividend.

     Section 7.5. Record Owner.  The Corporation shall be entitled to
                  ------------
treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, unless the laws of Delaware expressly provide otherwise.

     Section 7.6. Lost Certificates.  Any person claiming a certificate of
                  -----------------
stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                 ARTICLE VIII
                                  DIVIDENDS
                                  ---------

     Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

     Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                                  ARTICLE IX

                       RELIANCE ON RECORDS AND REPORTS
                       -------------------------------

     Each director, officer or member of any committee designated by, or by authority of, the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

                                  ARTICLE X
                                CORPORATE SEAL
                                --------------

     The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                  ARTICLE XI

                                 FISCAL YEAR
                                 -----------

     The fiscal year of the Corporation shall be such 12-month period of each calendar year as may be fixed from time to time by resolution of the Board of Directors.

                                 ARTICLE XII
                               WAIVER OF NOTICE
                               ----------------

     Whenever any notice whatsoever is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or any of the corporate laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before of after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE XIII
                                  AMENDMENTS
                                  ----------

     The Bylaws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or of the stockholders provided that notice of the proposed change is given in the notice of the meeting. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.